                                                                    Exhibit 8(a)

                               AMENDMENT AGREEMENT

                                     to the

                       SECURITIES LENDING AGENCY AGREEMENT

                                     between

                           ALLMERICA INVESTMENT TRUST

                                       and

                         INVESTORS BANK & TRUST COMPANY

                               AMENDMENT AGREEMENT

AGREEMENT, effective as of November 9, 2004, by and between ALLMERICA INVESTMENT TRUST, a Massachusetts business trust (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

WHEREAS, the Fund and the Bank entered into a Securities Lending Agency Agreement dated as of April 1, 1999 (the "Securities Lending Agreement");

NOW, THEREFORE, in consideration of the premises and of the mutual convenants and agreements herein set forth, the parties hereto agree as follows:

1.   Amendment of the Securities Lending Agreements.

     (a) The document attached as Schedule II to this Amendment Agreement supersedes any and all existing Approved Borrowers listings agreed to between the Bank and the Fund and shall constitute the Schedule II to the Securities Lending Agency Agreement effective as of the date first written above.

2.   Miscellaneous.

     (a) Except as amended hereby, the Securities Lending Agency Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment Agreement to be executed by its duly authorized officer, as the case may be, as of the date first written above.

INVESTORS BANK & TRUST COMPANY


By: /s/ Andrew M. Nesvet
    -------------------------------

Name: Andrew M. Nesvet

Title: Managing Director


ALLMERICA INVESTMENT TRUST


By: /s/ Donald P. Wayman
    -------------------------------

Name: Donald P. Wayman

Title: Vice President

                                   Schedule II
                               Approved Borrowers

Banc of America Securities LLC
Barclays Capital Inc.
Bear, Stearns Securities Corp.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.*
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Morgan Stanley & Co. (includes Morgan Stanley Securities Services Inc.) National Financial Services LLC
Pershing LLC
SG Americas Securities, LLC
UBS Financial Services Inc.*
UBS Securities LLC*
Wachovia/Prudential Financial Advisors LLC**

*    excludes Allmerica Investment Trust Core Equity Fund
**   excludes Allmerica Investment Trust Select Growth Fund

Dated: November 9, 2004

                       SECURITIES LENDING AGENCY AGREEMENT

                                     BETWEEN

                         INVESTORS BANK & TRUST COMPANY

                                       AND

                           ALLMERICA INVESTMENT TRUST

                       SECURITIES LENDING AGENCY AGREEMENT

     AGREEMENT, dated as of April 1, 1999, between Allmerica Investment Trust on behalf of the Portfolios listed on Schedule A, (the "Lender"), and Investors Bank & Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the "Bank").

     WHEREAS, the Bank currently acts as custodian for securities held by it in the Account (as defined below) from time to time on behalf of the Lender; and

     WHEREAS, the Lender desires to appoint the Bank as its agent for the purpose of lending securities in the Account as more fully set forth below; and

     WHEREAS, the Bank has agreed to act as the Lender's agent for such purpose pursuant to the terms hereof;

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Definitions.

     Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

     1.1 "Account" shall mean the custodial account or accounts established and maintained by the Bank on behalf of the Lender for the safekeeping of securities and monies received by the Bank from time to time.

     1.2 "Approved Investment" shall mean any type of security, participation or interest in property in which Cash Collateral may be invested or reinvested, as set forth on Schedule I hereto (which may be amended from time to time to add additional Approved Investments with the written consent of the Bank and the Lender, or to delete any Approved Investment at the written direction of the Lender).

     1.3 "Authorized Person" shall be any officer of the Lender and any other person, whether or not any such person is an officer or employee of the Lender, duly authorized by corporate resolutions of the Board of Directors or Trustees, as the case may be, of the Lender to give Oral and/or Written Instructions on behalf of the Lender, such persons to be designated in a Certificate which contains a specimen signature of such person.

     1.4 "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein) and its successors and nominees.

     1.5 "Borrower" shall mean any entity named on Schedule II hereto (as such Schedule may be amended from time to time to add additional Borrowers with the written consent of the Bank and the Lender, or to delete any Borrower at the written direction of the Lender) or any affiliate of such named entity, provided that if the Bank enters into a transaction with an affiliate of any named Borrower, the Bank shall notify the Lender of such transaction promptly.

     1.6 "Cash Collateral" shall mean either Fed funds or New York Clearing House funds (next day funds), as applicable for a particular loan of Securities.

     1.7 "Certificate" shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to the Bank, which is actually received by the Bank and signed on behalf of the Lender by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

     1.8 "Collateral" shall mean Cash Collateral unless the Bank and the Lender have agreed in writing to additional collateral, including Government Securities and Letters of Credit, in which case "Collateral" shall mean cash collateral and such additional collateral

     1.9 "Collateral Account" shall mean an account established and maintained by the Bank for the purpose of holding Collateral, Cash Collateral and Approved Investments, interest, dividends and other payments and distributions received with respect to Collateral and Approved Investments ("Distributions"), and any Securities Loan Fee paid by Borrowers in connection with Securities loans hereunder.

     1.10 "Depository" shall mean the Depository Trust Company, Participant's Trust Company, Euroclear, and any other securities depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository or clearing agency, as set forth on Schedule IV hereto.

     1.11 "Government Security" shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or fully guaranteed by the United States government or any agency or instrumentality of the United States government.

     1.12 "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit in favor of the Bank as agent for the Lender issued by a bank named on Schedule III hereto as may be amended from time to time to add additional banks by the written consent of the parties hereto, or to delete any Bank at the written direction of the Lender.

     1.13 "Oral Instructions" shall mean verbal instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

     1.14 "Rebate" shall mean the amount payable by the Lender to a Borrower (as set forth in a Receipt) in connection with Securities loans at any time collateralized by Cash Collateral.

     1.15 "Receipt" shall mean an advice or confirmation setting forth the terms of a particular loan of Securities hereunder, including, without limitation, the Collateral with respect to such loan.

     1.16 "Securities Borrowing Agreement" shall mean with, respect to any Borrower, the agreement pursuant to which the Bank lends securities on behalf of its customers (including the Lender) to such Borrower as may be amended from time to time.

     1.17 "Securities Loan Fee" shall mean the amount payable by a Borrower to the Bank pursuant to the applicable Securities Borrowing Agreement in connection with Securities loans, if any, collateralized by Collateral other than Cash Collateral.

     1.18 "Security" shall mean any Government Securities, non-U.S. securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, which are available for lending pursuant to Section 2.2 of this Agreement.

     1.19 "Written Instructions" shall mean written communications actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby the Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

2. Appointment; Scope of Agency Authority.

     2.1 Appointment. The Lender hereby appoints the Bank as its agent to lend Securities in the Account to Borrowers from time to time as hereinafter set forth, and the Bank hereby accepts appointment as such agent and agrees to so act. As agent for the Lender, the Bank shall, from time to time, loan Securities to Borrowers in accordance with the applicable Securities Borrowing Agreements. Lending transactions shall be allocated among the Bank's various securities lending clients as provided by the Bank's securities lending software systems. The Bank has provided to the Lender a copy of a letter from the law firm of Townley & Updike regarding the allocation methodology of the Bank's securities lending software system.

     2.2 Securities Subject to Lending. Unless the Lender provides otherwise in writing to the Bank, all Securities maintained in the Account shall be available for lending pursuant to this Agreement. If any Securities become subject to pledge or hypothecation to a third party for any reason, including future and option transactions, the Lender shall notify the Bank immediately that such Securities are not available for lending hereunder. The Bank shall monitor the market value of the Lender's assets in order to ensure that no more than 33% of the Lender's assets are subject to loan hereunder at any time. If, due to a change in the assets or liabilities of the Lender, the amount of Securities loaned hereunder exceeds 33% of the Lender's assets, the Bank shall take immediate steps to reduce the amount of Securities loaned hereunder to less than 33% of the Lender's assets.

     2.3 Securities Borrowing Agreement. The Lender hereby acknowledges receipt of a Securities Borrowing Agreement with respect to each Borrower and authorizes the Bank to lend Securities in the Account to Borrowers pursuant to such agreements. The Bank shall promptly provide the Lender with copies of any material amendments or changes to such agreements. The Lender may elect to terminate any Borrower from Schedule II at any time for any reason.

     2.4 Loan Opportunities. The Lender acknowledges and agrees that the Bank shall have the right to decline to make any loans of Securities under any Securities Borrowing Agreement and to discontinue lending under any Securities Borrowing Agreement in its sole discretion and without notice to the Lender. The Lender agrees that, provided the Bank acts in good faith without negligence and willful misconduct, it shall have no claim against the Bank based on, or relating to, loans made for other customers or for the Bank's own account, or loan opportunities refused hereunder, whether or not the Bank has made fewer or more loans for any other customer or for the Bank's own account than for the Lender, and whether or not any loan for another customer or for the Bank's own account, or the opportunity refused, could have resulted in loans made hereunder.

     2.5 Use of Book-Entry System and Depositories. The Lender hereby authorizes the Bank on a continuous and on-going basis, to deposit in the Book-Entry System and the applicable Depositories set forth on Schedule IV hereto all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral,

Approved Investments and monies under this Agreement. Where Securities, Collateral (other than Cash Collateral) and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the Account, the Bank shall identify as belonging to the Lender the appropriate quantity of securities in a fungible bulk of securities shown on the Bank's account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Deposit will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or agency capacity.

3. Representations and Warranties.

     3.1 Lender's Representations The Lender hereby represents and warrants to the Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

          (a) This Agreement is, and each Securities loan and Approved Investment will be, legally and validly entered into by the Lender, does not, and will not, violate any statute, regulation, rule, order or, judgment binding on the Lender, or any provision of the Lender's charter or by-laws, or any agreement binding on the Lender or affecting its property, and is enforceable against the Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally;

          (b) The person executing this Agreement and all Authorized Persons acting on behalf of the Lender has and have been duly and properly authorized to do so;

          (c) It is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any securities loans;

          (d) All Securities subject to lending pursuant to Section 2.2 of this Agreement are free and clear of all liens, claims, security interests and encumbrances, no such Security subject to lending has been sold and the Lender has no present intention to sell any of the Securities subject to lending. The Lender shall promptly delete from the list referenced in Section 2.2 hereof any and all Securities which are no longer subject to the representations contained in this sub-paragraph (d).

     3.2 Bank's Representations The Bank hereby represents and warrants to the Lender, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

          (a) This Agreement is legally and validly entered into by the Bank, does not and will not, violate any statute, regulation, rule, order or, judgment binding on the Bank, or any provision of the Bank's charter or by-laws, or any agreement binding on the Bank or affecting its property, and is enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally; and

          (b) The person executing this Agreement on behalf of the Bank has been duly and properly authorized to do so.

4. Securities Lending Transactions.

     4.l Loan Initiation. From time to time the Bank may lend Securities to Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Borrowing Agreement.

     4.2 Receipt of Collateral; Approved Investments.

          (a) For each loan hereunder the Bank shall receive all Collateral required by the applicable Securities Borrowing Agreement, which for Cash Collateral shall in no event be equivalent to less than 102% of the market value of the Securities lent (as determined in accordance with the applicable Securities Borrowing Agreement), and the Bank is hereby authorized and directed, without obtaining any further approval from the Lender, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investment. The Bank shall credit all Collateral, Approved Investments and Distributions received with respect to Collateral and Approved Investments to the Collateral Account and mark its books and records to identify the Lender's ownership thereof as appropriate.

          (b) All Approved Investments shall be for the account and risk of the Lender. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Borrowing Agreement, the Lender agrees to pay the Bank on demand cash in an amount equal to such deficiency.

          (c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the Collateral Account on behalf of the Lender shall be controlled by, and subject only to the instructions and discretion of, the Bank.

     4.3 Distribution on Loaned Securities. The Bank shall receive distributions paid on loaned Securities from Borrowers and/or issuers in accordance with the applicable Securities Borrowing Agreement and shall credit all such amounts received by the Bank to the Account.

     4.4 Marks to Market. The Bank shall on each Business Day, in accordance with standard market practice, mark to market in U.S. dollars the value of all Securities loaned hereunder and accordingly receive and release Collateral and Approved Investments in accordance with the applicable Securities Borrowing Agreement.

     4.5 Collateral Substitutions. The Bank shall accept substitutions of Collateral in accordance with the applicable Securities Borrowing Agreement and shall credit all such substitutions to the Collateral Account, provided however that unless other Collateral has been mutually agreed upon in writing by the Bank and the Lender, no other Collateral may be substituted for Cash Collateral. Any substitutions of Collateral under this Section 4.5 shall be reported to the Lender as part of the Bank's daily reporting schedule.

     4.6 Termination of Loans. The Bank shall terminate any Securities loan to a Borrower in accordance with the applicable Securities Borrowing Agreement as soon as practicable after:

          (a) receipt by the Bank of a notice of termination pursuant to the Securities Borrowing Agreement;

          (b) receipt by the Bank of Written Instructions from the Lender instructing it to terminate a Securities loan;

          (c) receipt by the Bank of Written Instructions from the Lender deleting the Borrower to whom such loan was made from Schedule II hereto;

          (d) upon the Bank's becoming aware of the occurrence of any default pursuant to the applicable Securities Borrowing Agreement requiring termination of such loan; or

          (e) whenever the Bank, in its sole discretion, elects to terminate such loan.

     4.7 Securities Loan Fee. The Bank shall receive any applicable Securities Loan Fee paid by Borrowers pursuant to the Securities Borrowing Agreement and credit all such amounts received to the Collateral Account.

     4.8 The Borrower's Financial Condition. The Bank has delivered to the Lender each of the Borrower's most recent statements that have been made available to the Bank pursuant to the Securities Borrowing Agreements. The Bank shall promptly deliver to the Lender all statements and financial information subsequently delivered to the Bank and required to be furnished to the Bank under the Securities Borrowing Agreements.

     4.9 Transfer Taxes and Necessary Costs. All transfer taxes and necessary costs with respect to the transfer of the loaned Securities by the Lender to the Borrower and the Borrower to the Lender upon the termination of the loan shall be paid by the Borrower in accordance with the applicable Securities Borrowing Agreement.

     4.10 Remedies Upon Default. In the event of any default by a Borrower under the applicable Securities Borrowing Agreement, the Bank shall use its best efforts to pursue, on behalf of the Lender, any remedies that the Bank or the Lender may have under the applicable Securities Borrowing Agreement and any applicable laws and regulations.

     4.11 Bank's Obligation. Except as specifically set forth herein, or in any applicable Securities Borrowing Agreement, the Bank shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Borrowing Agreement.

5. Concerning the Bank.

     5.1 Standard of Care: Indemnification.

          (a) The Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys and accountants fees) incurred by the Lender, except those costs, expenses, damages, liabilities or claims arising out of the Bank's negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties hereunder. The Bank, except to the extent of its own negligence, bad faith and willful misconduct, shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees.

          (b) The Lender agrees to indemnify the Bank and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with or arising out of the Bank's operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of the Bank's negligence, bad faith, willful misconduct, or reckless disregard of its obligations and duties hereunder. The foregoing indemnity shall be a continuing obligation of the Lender, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement.

Actions taken or omitted in reasonable reliance upon Oral or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

     5.2 No Obligation to Inquire. Without limiting the generality of the foregoing, the Bank shall be under no obligation to inquire into, and, except to the extent of the Bank's negligence, bad faith and willful misconduct, the Bank shall not be liable for, the validity of the issue of any Securities at any time held in the Account or Approved Investments held in the Collateral Account, or the legality or propriety of any loans of Securities to Borrowers.

     5.3 Advances, Overdrafts and Indebtedness; Security Interest.

          (a) The Bank may, in its sole discretion, advance funds on behalf of the Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled pursuant to the Securities Borrowing Agreement. The Bank may also, in its sole discretion and as a matter of bookkeeping convenience, credit the Account with interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor and the Lender agrees that such bookkeeping credits may also be reflected on its books, and otherwise, as "immediately available" or "same day" funds or by some similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Bank's actual receipt of final payment and may be reversed by the Bank to the extent that final payment is not received. If the Bank, in its sole discretion, permits the Lender to use funds credited to the Account prior to receipt by the Bank of final payment thereof, the Lender shall nonetheless, continue to bear the risk of, and liability for, the Bank's non receipt of final payment in full.

          (b) The Lender agrees to repay the Bank on demand the amount of any advance or credit described in Section 5.3(a) above or any other amount owed by the Lender hereunder plus accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) as agreed to by the parties from time to time. In order to secure repayment of any credit, advance, overdraft or other indebtedness of the Lender to the Bank arising hereunder, the Lender hereby agrees that the Bank shall have a continuing lien and security interest, to the extent of any such amounts owing, in and to all assets now or hereafter held in the Account and the Collateral Account, which is then in the Bank's possession or control or in the possession or control of any third party acting on the Bank's behalf. In this regard, the Bank shall be entitled to charge any amounts owed to the Bank hereunder against any balance of account standing to the credit of the Lender on the Bank's books and, without limiting the foregoing, to all the rights and remedies of a pledgee under common law and a secured party under the Massachusetts Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect.

          (c) The rights of the Bank and the obligations of the Lender under this Section are absolute and unconditional whether or not the Bank would be entitled to indemnification pursuant to Section 5.l(b) hereof.

          (d) For all purposes of this Agreement, payment with respect to a transaction will not be "final" until the Bank shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or deemed by the Bank to be specifically applicable, to such transaction. A debit by the Bank to any other account of the Lender maintained by the Bank or to an account of any third party to whom or for whose account Securities have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Bank of immediately available, irreversible and unencumbered funds.

     5.4 Advice of Counsel The Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

     5.5 No Collection Obligations. The Bank, as Lending Agent, shall use reasonable efforts to effect collection of any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are in default, or if payment is refused after due demand and presentation.

     5.6 Pricing Methods. The Bank is authorized to utilize any recognized pricing information service or any other means of valuation specified in the applicable Securities Borrowing Agreement ("Pricing Methods") in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments, and the Lender agrees to hold the Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such Pricing Methods, except to the extent such loss or damage is due to the negligence, bad faith or willful misconduct of the Bank.

     5.7 Agent's Fee. In connection with each Securities loan hereunder the Lender shall pay to the Bank a fee equal to 40% of (a) net realized income derived from Approved Investments, plus (b) any Securities Loan Fee paid or payable by the Borrower, minus (c) any Rebate paid by the Bank to the Borrower. The Bank is authorized, on a monthly basis, to charge its fee and any other amounts owed by the Lender hereunder against the Account and/or Collateral Account.

     5.8 Reliance On Certificates and Instructions. The Bank shall be entitled to rely upon any Certificate, any information contained on any Schedule hereto as may be amended in accordance with the terms hereof, and Written or Oral Instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Lender agrees to forward to the Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by the Bank by the close of business of the same day that such Oral Instructions are given to the Bank. The Lender agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by the Bank shall in no way affect the validity or enforceability of the transactions authorized by the Lender. The Bank will use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of the Bank shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

     5.9 Disclosure of Account Information. It is understood and agreed that the Bank is authorized to supply any information regarding the Account which is required by any applicable law or governmental regulation now or hereafter in effect.

     5.10 Statements. The Bank will at least daily furnish the Lender with statements relating to loans hereunder.

     5.11 Force Majeure. The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, the unavailability of energy sources and other similar happenings or events beyond the reasonable control of the Bank except as results from the Bank's own negligence. Notwithstanding the foregoing, the Bank has and shall maintain appropriate back-up and disaster recovery facilities and shall use it best efforts to provide all required information and services hereunder to the Lender as soon as possible after any such delay in performance.

     5.12 No Implied Duties.

          (a) The Bank and Lender shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement.

6. Termination. This Agreement may be terminated at any time by either party upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to all loans of Securities outstanding on the date of termination.

7. Miscellaneous.

     7.1 Exclusivity. The Lender agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of the Lender of any securities held by the Bank in the Account from time to time.

     7.2 Certificates. The Lender agrees to furnish to the Bank a new Certificate in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate is received, the Bank shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

     7.3 Notices.

          (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and received by it at its offices at 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130, Attention: Securities Lending Department, with a copy to: John E. Henry, General Counsel or at such other place as the Bank may from time to time designate in writing.

          (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Lender shall be sufficiently given if addressed to the Lender and mailed or delivered to it at its offices at 440 Lincoln Street, Worcester, MA 01653, Attention President, with a copy to Counsel or at such other place as the Lender may from time to time designate in writing.

     7.4 Cumulative Rights and No Waiver. Each and every right granted to a party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

     7.5 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

     7.6 Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

     7.7 Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     7.8 Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles thereof.

     7.9 No Third Party Beneficiaries. In performing hereunder, the Bank is acting solely on behalf of the Lender and no contractual or service relationship shall be deemed to be established hereby between the Bank and any other person.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     7.11 SIPA Notice. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO THE BANK AS AGENT FOR THE LENDER, MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER'S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

     7.12 Limitation of Liability. A copy of the Agreement and Declaration of Trust of the Lender is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by or on behalf of the Lender by the Trustees as Trustees or by the officers as officers and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Lender, but are binding only upon the assets and property of the Lender. The parties hereto agree that no shareholder, Trustee or officer of the Lender may be held personally liable or responsible for any obligation of the Lender arising out of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.

                                        ALLMERICA INVESTMENT TRUST


                                        By:
                                            ------------------------------------
                                            Title: President


                                        INVESTORS BANK & TRUST COMPANY


                                        By:
                                            ------------------------------------
                                            Title: Executive Vice President

                                   Schedule A

Portfolios of the Allmerica Investment Trust covered by this Agreement:

     .    Select Emerging Markets Fund
     .    Select Aggressive Growth Fund
     .    Select Capital Appreciation Fund
     .    Select Value Opportunity Fund
     .    Select International Equity Fund
     .    Select Growth Fund
     .    Select Strategic Growth Fund
     .    Core Equity Fund
     .    Equity Index Fund
     .    Select Growth and Income Fund
     .    Select Strategic Income Fund
     .    Select Investment Grade Income Fund
     .    Government Bond Fund
     .    Money Market Fund

                                   Schedule I
                              Approved Investments

Bank Obligations:

     Bank Obligations with Domestic and Foreign Banks including Offshore Time Deposits. All Banks obligations will have a short term rating of TBW-1, A-1, or P-1 from Thompson Bankwatch, S & P or Moody's at time of purchase.

Money Market Funds

     Institutional Money Market Funds with assets greater than $500 million.

Repurchase Agreements

     Collateral held by IBT or a third party subcustodian. Collateralized at a minimum of 102%. Eligible Collateral includes US Government, Mortgage Backed Securities, Commercial Paper (A-1 or P-1) & US Corporate Bonds (Investment Grade)) with the following brokers.

               ABN AMRO
               Bear Stearns & Co, Inc
               CS First Boston Corporation
               Goldman Sachs & Co.
               Lehman Brothers, Inc.
               J.P. Morgan Securities, Inc
               Merrill Lynch Government Securities.
               Morgan Stanley & Co. Inc.
               PaineWebber, Inc
               Prudential Securities, Inc
               UBS Securities, Inc

Commercial Paper

     Must be rated A-1 by S&P or P-1 by Moodys at time of purchase.

Corporate Bond

     Must have a Short Term rating of rated A-1 by S&P or P-1 by Moodys or have a Long Term Rating of Investment Grade at time of purchase.

Unsecured Promissory Notes (Master Notes)

     Must have a rating or Parental rating of A-1 by S&P or P-1 by Moodys at time of purchase.

Insurance Funding Agreements

     Must have a minimum Issuers Claim Paying Ability rating of A by S&P or A by Duff and Phelps at time of purchase. Must be putable back to the issuer within 90 days.

GENERAL

..    All investments will be US Dollar denominated.
..    The final maturity for any security/issue will be less than one year.
..    All investments will be in compliance with Investment Company Act of 1940.
..    All investments will meet the minimum applicable credit rating associated with each fund at time of purchase.
..    No more than 5% of the Funds total assets will be invested in any one Money
     Market Fund, not to exceed 10% of the Funds total assets for total Money Market Funds.


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                                   Schedule II
                               Approved Borrowers

               Bear Stearns & Co. Inc.
               BT Alex Brown Inc.
               Credit Suisse First Boston Corporation
               Goldman, Sachs & Co.
               Lehman Brothers, Inc.
               Merrill Lynch, Pierce, Fenner & Smith, Inc.
               Morgan Stanley & Co. Inc. (Includes Morgan
                  Stanley Securities Services Inc.)
               Prudential Securities, Inc.
               Salomon Smith Barney Inc.


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                                        Date:
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                                  Schedule III

                             Letter of Credit Banks

                               [To be Determined]

                                   Schedule IV

                                  Depositories

The depositories approved by the Lender.